RESCON TECHNOLOGY CORPORATION

and

PAUL FERANDELL

WARRANT AGREEMENT

WARRANT AGREEMENT dated as of August 3, 2004 by and between RESCON TECHNOLOGY CORPORATION (the "Company"), and Paul Ferandell (" Ferandell").

W I T N E S S E T H:

WHEREAS, Ferandell may wish to acquire Common Shares of the Company (Rescon RCTC):

NOW, THEREFORE, in consideration of the premises, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Grant. Ferandell is hereby granted the right to purchase, during the period from August 3, 2004 until 5:00 p.m., New York time, December 30, 2005_, up to _3,500,000 __ shares of the Common Stock of the Company (the "Common Stock"), at a purchase price of $0.02 per share of Common Stock, subject to the terms and conditions of this Agreement. The shares of Common Stock issuable, upon exercise of the Warrant are sometimes referred to herein as the "Securities."

2. Warrant Certificate. The warrant certificate (the "Warrant Certificate") to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

3. Exercise of the Warrant.

(a) The Warrant is exercisable at any time during the term set forth in Section 1 payable by certified or cashier's check or money order in lawful money of the United States. Upon surrender of the Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Purchase Price (as hereinafter defined) for the Securities (and such other amounts, if any, arising pursuant to Section 4 hereof) at the Company's principal office or such

other office or agency as the Company may designate by notice in writing to Ferandell. The purchase rights represented by each Warrant Certificate are exercisable at the option of Ferandell, in whole or in part. The Warrant, may be exercised to purchase all or any part of the Securities represented thereby. In the case of the purchase of less than all the Securities purchasable on the exercise of the Warrant represented by a Warrant Certificate, the Company shall cancel the Warrant Certificate represented thereby upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Securities purchasable thereunder.

4. Issuance of Certificates. Upon the exercise of the Warrant and payment of the Purchase Price therefore, the issuance of certificates representing the Securities or other securities, properties or rights underlying such Warrant, shall be made forthwith (and in any event within fifteen (15) business days thereafter) without further charge to Ferandell and such certificates shall be issued in the name of Paul Ferandell. The Warrant Certificates and the certificates representing the Securities or other securities, property or rights (if such property or rights are represented by certificates) shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary or Treasurer or Assistant Treasurer of the Company. The Warrant Certificates shall be dated the date of issuance thereof by the Company upon initial issuance, transfer or exchange.

5. Purchase Price.

(a) Purchase Price. The term "Purchase Price" herein shall mean $____.02___ per share of Common Stock to be purchased upon the exercise of all or a portion of the Warrant.

6. Representations of Ferandell. Ferandell hereby represents, warrants and agrees that:

(a) He is an "accredited investor" as defined by Regulation D as set forth below;

According to Rule 501(a) of Regulation D, "accredited investor" means any person who comes within any of the following categories, or who the Issuer reasonable believes comes within any of the following categories, at the time of the delivery of the Warrant and upon execution of the Warrant to purchase the Securities (You must Initial all that apply in the space provided):

(i) _____ Initial. Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; an insurance company as defined in section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; a Small business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(ii)_____ Initial. Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(iii)_____ Initial. Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(iv)_____ Initial. Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of that issuer;

(v)__x___ Initial. Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

(vi)_____ Initial. Any natural person who had individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a

reasonable expectation of reaching the same income level in the current year;

(vii)_____ Initial. Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section 30.506(b)(2)(ii); and

(viii)_____ Initial. Any entity in which all of the equity owners are accredited investors.

(b) He is able to bear the economic risk of an investment in the Securities upon the exercise of all or part of the Warrant for an indefinite period of time, can afford to risk the loss of the entire investment in the Securities, and will, after making an investment in the Securities, have sufficient means of providing for current needs and possible future contingencies without reliance upon this investment. Additionally, Ferandell's overall commitment to investments which are not readily marketable is not disproportionate to his net worth and the purchase of Securities pursuant to this Agreement will not cause such overall commitment to become excessive.

(c) Ferandell understands and acknowledges that the Warrant and Securities are being offered and sold in reliance upon an exemption from registration under Section 4(2) under the Securities Act of 1933 (the "Act"), and are therefore subject to the limitations on resale. Further Ferandell understands the Warrants and Securities are being acquired for his own account and risk, and not on behalf of any other person and are and will be purchased by him for investment and not with a view to the distribution of the Securities. Ferandell is aware that although there are no legal restrictions on the transferability of the Securities, he must register the Securities or have an exemption from registration before he may resell any Securities acquired pursuant to the exercise of all or any portion of this Warrant

Ferandell understands that neither the Warrant, nor the Securities have been registered, but are and will be acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the subject Warrant or Securities may, under certain circumstances, be inconsistent with this exemption and may make the undersigned an "underwriter" within the meaning of the Securities Act. It is understood that the definition of an "underwriter" focuses on the concept of "distribution" and that any subsequent disposition of the subject Warrant or Common Shares can only be effected in transactions that are not considered distributions.

Generally, the term "distribution" is considered synonymous with "public offering" or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in rule 144 promulgated under the Securities Act. After one year from the later of the date the securities are acquired from the issuer or an affiliate of the issuer and the full purchase price or other consideration is paid, all as calculated in accordance with rule 144(d), sales of the securities in reliance on rule 144 can only be made in limited amounts in accordance with the terms and conditions of that rule. After two years from the date the securities are fully paid for, as calculated in accordance with rule 144(d), it can generally be sold without meeting these conditions provided the holder is not (and has not been for the preceding three months) an affiliate of the issuer.

Ferandell acknowledges that the Securities must be held and may not be sold, transferred, or otherwise disposed of for value unless it is subsequently registered under the Securities Act or an exemption from such registration is available; the Company is under no obligation to register the Securities under the Securities Act or under section 12 of the Securities Exchange Act of 1934, as amended, except as may be expressly agreed to be it in writing; if rule 144 is available, and no assurance is given that it will be, initially only routine sales of such Securities in limited amounts can be made in reliance on rule 144 in accordance with the terms and conditions of that rule; the Company is under no obligation to Ferandell to make rule 144 available, compliance with regulation A or some other exemption may be required before he can sell, transfer, or otherwise dispose of such Securities without registration under the Securities Act; the Company's registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the Securities; and the certificate representing the Securities will bear a legend in substantially the following form so restricting the sale of such Securities.

> THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER

THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

The Company may refuse to register transfer of the Securities in the absence of compliance with rule 144 unless Ferandell furnishes the Company with a "no-action" or interpretative letter from the Securities and Exchange Commission or an opinion of counsel reasonably acceptable to the issuer stating that the transfer is proper; further, unless such letter or opinion states that the Securities are free of any restrictions under the Securities Act, the Company may refuse to transfer the Securities to any transferee who does not furnish in writing to the issuer the same representations and agree to the same conditions with respect to such Securities as are set forth herein. The Company may also refuse to transfer the Securities if any circumstances are present reasonably indicating that the transferee's representations are not accurate.

(d) Ferandell agrees that he does not have the right, and will not attempt, to transfer his interest in the Warrant.

(e) Ferandell shall indemnify and hold the Company harmless from all costs and expenses, including reasonable attorney's fees, incurred by the Issuer as a result of a breach hereof by him. Further, all of the representations and warranties of Ferandell contained herein and all information furnished by him to the Company is true, correct and complete in all respects, and Ferandell agrees to notify the Company immediately of any change in any representation, warranty or other information set forth herein.

(f) Ferandell has been given the unrestricted opportunity to ask questions of, and receive answers from the Company, or persons acting on its behalf, concerning the terms and conditions of, and all other matters relating to the offering, and has been given the unrestricted opportunity to obtain such additional information with respect to the Warrant Agreement as he has desired, including, but not limited to, any additional information necessary to verify the accuracy of the information set forth in the attached documentation. Ferandell has carefully read all material identified as being attached hereto and has no further questions with respect thereto.

(g) Ferandell knows that the Warrants and Common Shares subscribed for herein are offered and sold pursuant to exemptions from registration and the Securities Act of 1933, and state securities law based, in part, on these warranties and representatives, which are the

very essence of this Warrant Agreement, and constitute a material part of the bargained-for consideration without which this Agreement would not have been executed.

(h) By reason of his business or financial experience, Ferandell has the capacity to protect his own interest in connection with this transaction or has a pre-existing personal or business relationship with the Company or one or more of its officers, directors or controlling persons consisting of personal or business contacts of a nature and duration such as would enable a reasonably prudent purchaser to be aware of the character, business acumen and general business and financial circumstances of such person with whom such relationship exists.

(i) The Warrants offered hereby were not offered to Ferandell by way of general solicitation or general advertising and at no time was Ferandell presented with or solicited by means of any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement.

7. Exchange and Replacement of Warrant Certificates. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by Ferandell at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Securities in such denominations as shall be designated by Ferandell thereof at the time of such surrender.

8. Loss, Theft, etc. of Certificates Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant Certificates, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

9. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests; provided, however, that if Ferandell exercises all Warrants held of record by him, the fractional interests shall be eliminated by rounding any fraction to the nearest whole number of shares of Common Stock or other securities, properties or rights.

10. Reservation of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrant, such number of shares of Common Stock or other securities and properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrant and payment of the Purchase Price therefore, all the shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder.

11. Notices to Warrant Holder. Nothing contained in this Agreement shall be construed as conferring upon Ferandell the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrant and their exercise, any of the following events shall occur:

(a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

(b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefore; or

(c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) calendar days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or

exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

12. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or five days after being mailed by registered or certified mail, return receipt requested: (a) If to Paul Ferandell 2120 Jimmy Duarante Blvd. Delmar , CA 92014; or (b) If to the Company, to Rescon Technology Corporation 1500 Market Street, 12th Floor, East Tower, Philadelphia, PA 19120 or to such other address as the Company may designate by notice to Ferandell.

13. Supplements and Amendments. The Company and Ferandell may from time to time supplement or amend this Agreement to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provision in regard to matters or questions arising hereunder which the Company and Ferandell may deem necessary or desirable.

14. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company and Ferandell and their respective successors and assigns hereunder.

15. Termination. This Agreement shall terminate at the close of business on September 30, 2005. Notwithstanding the foregoing, the indemnification provisions of Section 6 shall survive such termination until the close of business on the expiration of any applicable statue of limitations.

16. Governing Law; Submission to Jurisdiction. This Agreement and the Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be construed in accordance with the laws of said state without giving effect to the rules of said state governing the conflicts of laws.

17. Entire Agreement; Modification. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof. This Agreement may not be modified or amended except by a writing duly signed by the Company and Ferandell.

18. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

19. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

20. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and Ferandell any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and Ferandell.

21. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

22. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company, Ferandell and their respective successors and assigns or any of them.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of August 3, 2004.

RESCON TECHNOLOGY CORPORATION

Henrick Klausgaard,
Rescon Technology Corp.

Paul Ferandell

Exhibit A

to

Warrant Agreement

Between

ResCon Technology Corporation

and

Paul Ferandell

RESCON TECHNOLOGY CORPORATION

WARRANT CERTIFICATE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND MAY NOT BE OFFERED FOR SALE OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (ii) AN OPINION OF COUNSEL, IF SUCH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

EXERCISABLE COMMENCING AUGUST 3, 2004 THROUGH
5:00 P.M., NEW YORK TIME ON DECEMBER 30, 2005

No. DTS-1	Warrant covering 3,500,000 shares of Common Stock

This Warrant Certificate certifies that Paul Ferandell, or his registered assigns (" Ferandell"), is the registered holder of this Warrant to purchase, from August 3, 2004, until 5:00 p.m., New York time on December 30, 2005 (the "Expiration Date"), up to _3,500,000 shares of Common Stock, (the "Common Stock") of Rescon Technology Corp. ("Company") exercisable at a purchase price of $0.02 per share (the "Purchase Price"), upon the surrender of this Warrant Certificate and payment of the applicable Purchase Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Warrant Agreement dated as of August 3, 2004, by and between the Company and Ferandell (the "Warrant Agreement").

No Warrant may be exercised after 5:00 p.m., New York time, on the Expiration Date, at which time all Warrant evidenced hereby, unless exercised prior thereto, shall thereafter be void.

The Warrant evidenced by this Warrant Certificate is part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement between the Company and Ferandell, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities there under of the Company and Ferandell.

Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrant shall be issued to the transferee(s) in exchange as provided herein, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

All terms used in this Warrant Certificate that are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate this 3rd day of August, 2004.

RESCON TECHNOLOGY CORPORATION

By: [signature]
Henrick Klausgaard, Rescon Technology Corp.

ATTEST:

By:______________________________

FORM OF ELECTION TO PURCHASE

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ______ shares of Common Stock, which shares shall be "restricted securities," and shall bear the appropriate restrictive legend, unless a registration statement covering the shares is currently effective, and herewith tenders in payment for such securities a certified or cashier's check or money order payable to the order of ResCon Technology Corporation in the amount of $______, all in accordance with the terms hereof. The undersigned requests that certificates for such securities be registered in the name of ____________________________ whose address is ________________________ and that such certificates be delivered to whose address is

____

__.

Dated:

Signature______________________

(Signature must conform in all respects to the name of holder as specified on the face of the Warrant Certificate.)

(Insert Social Security or Other Identifying Number of Holders)

[Signature guarantee]